UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston	,	Texas	77056
(Address of principal executive offices)					(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	WFTIQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Consent under the Restructuring Support Agreement

As previously announced, on May 10, 2019, Weatherford International plc, Weatherford International Ltd., and Weatherford International, LLC (collectively, the “Weatherford Parties” or the “Company”) entered into a Restructuring Support Agreement (the “Original RSA”) with certain of the holders of the Company’s outstanding unsecured notes (the “Noteholders”), which was amended on July 1, 2019, further amended on August 23, 2019 and further amended on September 9, 2019 (the Original RSA as so amended, the “RSA”).

As previously announced, on November 22, 2019, pursuant to Section 11 of the RSA, the Supermajority Noteholders (as defined therein) provided written notice of consent to extend the RSA Outside Date (as defined therein) from November 30, 2019 until December 6, 2019.

On December 5, 2019, pursuant to Section 11 of the RSA, the Supermajority Noteholders provided written notice of consent to further extend the RSA Outside Date from December 6, 2019 until December 13, 2019.

Second Amendment to the Backstop Commitment Agreement

As previously announced, on July 1, 2019, the Weatherford Parties and the commitment parties thereto (the “Initial Commitment Parties”) entered into a Backstop Commitment Agreement (as amended, the “Backstop Commitment Agreement”), which was amended on September 9, 2019, to add additional Commitment Parties (the “Additional Commitment Parties” and, together with the Initial Commitment Parties signatory thereto, the “Commitment Parties”) and increase the backstop commitment, and further amended on November 25, 2019 to provide for the extension of the Outside Date (as defined therein) until December 6, 2019.

On December 5, 2019, pursuant to Section 9.2(a)(i) of the Backstop Commitment Agreement, Akin Gump Strauss Hauer & Feld LLP, on behalf of the Requisite Commitment Parties (as defined therein), provided written notice of consent to further extend the Outside Date from December 6, 2019 until December 13, 2019.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including the exhibit hereto, are forward-looking statements. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to consummate a plan of reorganization in accordance with the terms of the Restructuring Support Agreement entered into among the Weatherford Parties and the other parties thereto; risks attendant to the bankruptcy process, the outcomes of bankruptcy cases and examinership proceedings in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities and any additional strategies that we may employ to address our liquidity and capital resources; restrictions on us due to the terms of any debtor-in-possession credit facility that we have entered into in connection with the cases and restrictions imposed by the U.S Bankruptcy Court for the Southern District of Texas; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: December 6, 2019
	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary